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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


    We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-44522 of WCB Holding Corp. on Form S-4 of our report dated February 11, 2000, appearing in the Annual Report on Form 10-K of FPL Group, Inc. for the year ended December 31, 1999 and to the reference to us under the heading "Experts" in the Joint Proxy Statement/Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP


Miami, Florida
November 1, 2000

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                         INDEPENDENT AUDITORS' CONSENT


    We consent to the use in this Amendment No. 2 to Registration Statement
No. 333-44522 of WCB Holding Corp. on Form S-4 of our report dated August 24, 2000 (relating to the balance sheet of WCB Holding Corp.), appearing in the Joint Proxy Statement/Prospectus, which is part of this Registration Statement.


    We also consent to the reference to us under the heading "Experts" in the Joint Proxy Statement/ Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP


Miami, Florida
November 1, 2000